UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 615-4096

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2012, Wintrust Financial Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters listed on Schedule A thereto (collectively the “Underwriters”), providing for the offer and sale in a firm commitment offering (the “Offering”) of 110,000 shares, or $110,000,000 aggregate liquidation preference, of the Company’s 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C, no par value per share (the “Series C Preferred Stock”). The Company made certain customary representations, warranties and covenants in the Purchase Agreement concerning the Company and the Registration Statement related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 16,500 shares of Series C Preferred Stock to cover over-allotments, if any (the “Over-Allotment Option”). On March 15, 2012, the Company announced that the Underwriters exercised the Over-Allotment Option in full. After giving effect to the Over-Allotment Option, the Underwriters have purchased an aggregate of 126,500 shares of Series C Preferred Stock, or $126,500,000 aggregate liquidation preference, in the Offering.

The Company completed the Offering on March 19, 2012.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to the Rights of Security Holders.

In connection with the Offering, the Company established a new series of preferred stock, designated as 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C. The Company filed a statement of the resolutions establishing the Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Illinois on March 15, 2012 designating the rights, preferences, limitations, voting powers and relative rights of the Preferred Stock.

Dividends on the Series C Preferred Stock are payable quarterly in arrears when, as and if authorized and declared by the Company’s Board of Directors (the “Board”), at an annual rate of 5.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series C Preferred Stock will be non-cumulative. If for any reason the Board does not authorize and declare full cash dividends on the Series C Preferred Stock for a quarterly dividend period, the Company will have no obligation to pay any dividends for that period, whether or not the Board authorizes and declares dividends on the Series C Preferred Stock for any subsequent dividend period. With certain limited exceptions, if the Company does not pay or declare and set aside for payment full quarterly dividends on the Series C Preferred Stock for a particular dividend period, the Company may not declare and pay or set aside for payment dividends on, or purchase, redeem or otherwise acquire, the Company’s common stock, no par value per share (the “Common Stock”), or other Junior Securities (as defined below) during the next succeeding dividend period. In addition, subject to the following sentence, if the Company does not pay or declare and set aside for payment full quarterly dividends on the Series C Preferred Stock for the then-current dividend period, the Company may not declare or pay or set aside for payment any dividends on any Parity Securities (as defined below). To the extent the Company declares dividends on the Series C Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Series C Preferred Stock and the holders of any Parity Securities then outstanding.

Each share of the Series C Preferred Stock may be converted at any time, at the option of the holder, into 24.3132 shares of Common Stock (which reflects an initial conversion price of $41.13 per share of Common Stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The conversion rate will be adjusted upon the occurrence of certain make-whole acquisition transactions and other events.

The Series C Preferred Stock is not redeemable by the Company at any time. On or after April 15, 2017, if the closing price of the Common Stock exceeds 130% of the conversion price then in effect for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date the Company gives notice of mandatory conversion, the Company may at its option cause some or all of the Series C Preferred Stock to be automatically converted into Common Stock at the then prevailing conversion rate.

If the Company consummates a Reorganization Event (as defined in the Certificate of Designations), each share of the Series C Preferred Stock will, without the consent of the holders of the Series C Preferred Stock, become convertible into the kind and amount of securities, cash and other property or assets receivable in such Reorganization Event by a holder of the shares of Common Stock.

If the Reference Price (as defined below) in connection with a Fundamental Change (as defined in the Certificate of Designations) is less than the then-applicable conversion price, each share of Series C Preferred Stock may be converted during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $17.82, subject to adjustment. If the Reference Price is less than $17.82, holders of the Series C Preferred Stock will receive a maximum of 56.1167 shares of Common Stock per share of Series C Preferred Stock, subject to adjustment.

In addition, in connection with a Make-Whole Acquisition (as defined in the Certificate of Designations), the Company will, under certain circumstances, be required to pay an adjustment in the form of an increase in the conversion rate upon any conversions of the Series C Preferred Stock that occur during the period beginning on the effective date of the Make-Whole Acquisition and ending on the date that is 30 days after the effective date of such Make-Whole Acquisition. The adjustment in the conversion rate in the event of a Make-Whole Acquisition will be payable in shares of Common Stock or the consideration into which the Common Stock has been converted or exchanged in connection with the Make-Whole Acquisition. The amount of the adjustment in the conversion rate in the event of a Make-Whole Acquisition, if any, will be based on the stock price and the effective date of the Make-Whole Acquisition.

The holders of the Series C Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s Junior Securities and rank equally as to dividend and liquidation rights with Parity Securities.

The holders of the Series C Preferred Stock generally do not have any voting rights, except as required by law. However, the Company may not amend its articles of incorporation so as to materially and adversely affect the rights of the Series C Preferred Stock, issue capital stock ranking senior to the Series C Preferred Stock or take certain other actions without the approval of the holders of the Series C Preferred Stock. In addition, holders of the Series C Preferred Stock, together with the holders of other securities ranking equally with the Series C Preferred Stock as to voting rights (which do not include the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, no par value, which has the right to elect two separate directors in the event of certain nonpayments of dividends thereon), may elect two directors if the Company has not paid dividends on the Series C Preferred Stock for six or more quarterly dividend periods, whether or not consecutive.

The term “Junior Securities” means the Common Stock and each other class or series of the Company’s capital stock that does not expressly provide that it ranks on parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up or dissolution of the Company.

The term “Parity Securities” means each other class or series of the Company’s capital stock the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up or dissolution of the Company and includes the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, no par value.

The “Reference Price” is the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the

Reference Price will be the cash amount paid per share. Otherwise the reference price will be the average of the closing price per share of the Common Stock on the ten trading days up to but not including the effective date of the Fundamental Change.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the specimen certificate of the Series C Preferred Stock, which represents the form of certificate that will be issued to holders in the event certificates are ever issued, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2012, the Company filed the Certificate of Designations with the Secretary of State of the State of Illinois. The Certificate of Designations became effective with the Secretary of State of the State of Illinois upon filing.

The applicable terms and preferences attached to the Series C Preferred Stock are more fully described in Item 3.03 above, and are contained in the Certificate of Designations. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated March 14, 2012, among the Company, RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule A thereto.

3.1	Certificate of Designations of Wintrust Financial Corporation filed on March 15, 2012 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock.

4.1	Specimen certificate evidencing shares of the Company’s Series C Preferred Stock.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis Executive Vice President, General Counsel and Corporate Secretary

Date: March 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement dated March 14, 2012, among the Company, RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule A thereto.

3.1	Certificate of Designations of Wintrust Financial Corporation filed on March 15, 2012 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock.

4.1	Specimen certificate evidencing shares of the Company’s Series C Preferred Stock.

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).